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                                                                    Exhibit 16.1



Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, NW
Washington, DC 20549

June 24, 2002

Dear Sir/Madam:

We have read the statements made in the first and second paragraphs of Item 4, to be included in the Form 8-K filed by John Q. Hammons Hotels, L.P. dated June 24, 2002, to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,




/s/ ARTHUR ANDERSEN LLP

Copy to:
     Paul Muellner
     Chief Financial Officer
     John Q. Hammons Hotels, L.P.